            DEG - DEUTSCH INVESTITIONS- UND ENTWICKLUNGSGESELLSCHAFT MBH

                                                              As of May 15, 1998

Sierra Rutile Limited
c/o RGC (USA) Mineral Sands
1223 Warner Road
Green Cove Springs, Florida  32043-4623
Attn:  Mr. Maxwell E. McGarvie
       Acting Chief Executive


1. We refer to our Loan Agreement with you dated August 6, 1992 as amended to date (capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement). The outstanding principal amount of our loan to you is US$3,437,500.00 (not including any payment made today). Before expiration of our December 15, 1995 forbearance letter, as amended and in effect through May 15, 1998, you have asked that we amend the Loan Agreement as follows:

     AMENDMENT NO. 1:

     Article 5 of the Loan Agreement would read in its entirety as follows:


     "ARTICLE 5     INTEREST


               1. The BORROWER shall pay interest at the rate of six point eight seven five percent (6.875%) per annum on the principal amount of the Loan disbursed and outstanding from time to time. Interest for the period from May 16, 1998 through September 30, 1998 shall accrue and be added to the principal amount of the Loan AFTER the principal repayment on September 30, 1998. Thereafter, interest shall be paid annually in arrears in Dollars on September 30 in each year. Interest shall accrue and be prorated on the basis of a 360-day year for the actual number of days in the relevant interest period."


     AMENDMENT NO. 2:


     Article 6 of the Loan Agreement would read in its entirety as follows:

     "ARTICLE 6     REPAYMENT AND PREPAYMENT


                    1. The Loan (including interest capitalized in accordance with Article 5) shall be repaid on the following dates and in the following amounts:

                         DATE PAYMENT DUE         PRINCIPAL AMOUNT DUE
                         ----------------         --------------------
                         May 15, 1998                US$937,500.00
                         September 30, 1998           1,365,069.58
                         September 30, 1999             299.845.89
                         September 30, 2000             299.845.89
                         September 30, 2001             599,691.77

                                                   US$3,501,953.13"
                                                   ----------------
                                                   ----------------

                    2. All or any portion of the Loan may be prepaid in whole or in part at any time on 15 days' notice at the BORROWER's option without penalty or premium PROVIDED THAT -

                         a) any amounts so prepaid shall be applied in the inverse order in which moneys fall due for repayment in accordance with Section 1 of this
                              Article 6; and

                         b) the BORROWER shall be required to pay, at the time of any prepayment, all interest accrued on the principal amount of the Loan so prepaid."

     AMENDMENT NO. 3:

     Each of the references to "Article 5 paragraph 2" contained in Article 7 paragraph 2 of the Loan Agreement and to "Article 5 paragraph 4" contained in
Article 7 paragraph 3 of the Loan Agreement would read in its entirety as "Article 5."

     AMENDMENT NO. 4:

     Clause 2 of Article 9 of the Loan Agreement would read in its entirety as follows:

                    "2. The BORROWER undertakes to DEG not to charge any of its assets without the prior explicit approval and written consent of DEG except that the BORROWER and other parties providing collateral security for the Loan may grant liens on assets securing the Loan that (x) are evidenced by documents reasonably satisfactory to DEG,
                         (y) are pari passu with the security for the Loan and
                         (z) secure the IFC Loan, the OPIC Loan, the CDC Loan and the Eximbank Loan (collectively with the Loan, the 'Senior Loans') and any long-term indebtedness of the BORROWER incurred to refinance any of the Senior Loans or to finance the re-opening of the PROJECT which has its first scheduled repayment not earlier than October 1, 2001 ('New Senior Loans')."

     AMENDMENT NO. 5:

     A new Subparagraph (ii) would be added at the end of Paragraph (f) of Clause 1 of Article 12 of the Loan Agreement to read as follows:

          "(ii)     New Senior Loans;"

     AMENDMENT NO. 6:

     Paragraph (k) of Clause 1 of Article 12 of the Loan Agreement would read in its entirety as follows:

          "(k) not make any prepayment of any long-term indebtedness (other than any Senior Loans refinanced with New Senior Loans);"

     AMENDMENT NO. 7:

     Paragraphs (c) and (e) of Article 13 of the Loan Agreement would read in their entirety as follows:

          "c) (i) default shall have occurred in the performance of any obligation of the BORROWER to DEG and continued for a period of 30 days after notice thereof shall have been given to the BORROWER by DEG, except:

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                                         -4-

          (x) any obligation for the payment of principal or interest under this Agreement;

          (y)  obligations in Paragraphs (c), (e) or (i) of Article 10; and

          (z) any obligation under any other agreement between the BORROWER and DEG of the security or security documents relating to the Loan or in the performance by any party under any PROJECT documents not listed in (c)(ii) below;

          (ii) default shall have occurred in the performance of any obligation of Nord, CRL or Holdings under any of the following agreements:

          (A) Account Security and Control Agreement dated as of May 15, 1998 among Nord, the Chase Manhattan Bank and CDC, DEG, Eximbank, IFC and OPIC (collectively, the "Senior Lenders");

          (B) Share Retention Agreement dated November 17, 1992, as amended, among the BORROWER, Holdings, Nord, CRL and the Senior Lenders;

          (C) Subordination Agreement dated November 17, 1992, as amended, between Nord, CRL and the Senior Lenders;

          (D) Share Pledge Agreement dated as of May 15, 1998 of Holdings in favor of the Senior Lenders; and

          (E) Guaranty dated February 28, 1996 from Nord to the Senior Lenders and Guaranty dated February 28, 1996 from CRL to the Senior Lenders;

          and such default shall have continued for a period of ten (10) days after notice thereof shall have been given to the BORROWER by DEG;

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                                         -5-

          (iii) if Nord fails at any time to maintain free of any liens (other than to the Senior Lenders), and to certify to the Senior Lenders on the 10th day of each month that it so maintains

               (x) cash, cash equivalents or marketable securities (such marketable securities to be valued at the end of each month using an average closing sale price with reference to Bloomberg Financial News Service) with an aggregate value of not less than 150% of Nord's guaranteed portion of the aggregate outstanding principal amount of the Senior Loans; and

               (y) cash or cash equivalents having an aggregate value of not less than 100% of Nord's guaranteed portion of the aggregate principal amount of the Senior Loans scheduled to be paid during the next six months;

     e) a default shall have occurred with respect to any indebtedness for borrowed money of the BORROWER (other than the Loan) or under any agreement pursuant to which there is outstanding any such indebtedness of the BORROWER;

     AMENDMENT NO. 8:


     A new Paragraph (m) would be added to Article 13.1 of the Loan Agreement to read as follows:

     "m) if either CRL or Nord fails to pay, or a default occurs with respect to any other obligations for borrowed money, whether contingent or otherwise of such Sponsor, (including, without limitation, any obligations relating to capital leases) and such failure or default continues beyond the grace period, if any, applicable thereto:"

     AMENDMENT NO. 9:

A new Article 13.1 would be added to the Loan Agreement to read as follows:

     "ARTICLE 13.1    ACTIONS RELATING TO THE SECURITY


          Before DEG exercises its rights under the security documents or in respect of the security for the Loans to sell or otherwise dispose of the security following an Event of Default, DEG shall use reasonable efforts to give the BORROWER and the Sponsors at least 10 business days' notice during which time the Sponsors may cure such Event of Default unless, in DEG's opinion, it would be harmed by any such delay. DEG agrees not to exercise any of its rights under the security documents or in respect of the security unless an Event of Default has occurred."

2. We agree to your requested amendments and to waive any Events of Default which arose before May 15, 1998 from the rebel incursion and occupation of the SRL minesite on January 19/20, 1995 and the subsequent discontinuance of operations there or the May 25, 1997 military coup and subsequent political events in Sierra Leone. These amendments and waivers will be effective when:

          (i) you execute and Nord and CRL (the "Guarantors") acknowledge this agreement as provided below;

          (ii) each of IFC, OPIC, CDC and Eximbank (collectively with DEG, the "Senior Lenders") agrees to similar amendments to their own loan agreements on similar conditions;

          (iii) the Senior Lenders receive fully executed documents described in clause (c)(ii) of Amendment No. 7 above in the forms attached;

          (iv) OPIC insurance proceeds in an amount of not less than US$5,500,000 have been deposited with Chase Manhattan Bank pursuant to the Account Security and Control Agreement referred to above; and

          (v) you deliver legal opinions from counsel satisfactory to us in the forms attached.


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                                         -7-

3.   In all other respects, the Loan Agreement remains unchanged.

4. The laws of the Federal Republic of Germany will govern this amendment agreement.

     If you, Nord and CRL agree, please sign below and return to us by May 15, 1998.

                                             Very truly yours,

                                             DEG - Deutsch Investitions- und
                                             Entwicklungsgesellschaft mbH


                                             By: /s/ [ILLEGIBLE]
                                                 -------------------------
                                             Name:  [ILLEGIBLE]
                                             Title:

AGREED:

THE BORROWER

Sierra Rutile Limited


By:
     ------------------------
Name:
Title:


THE GUARANTORS

Our Guaranty to you dated February 28, 1996 remains in full force and effect.

Nord Resources Corporation


By:
     ------------------------
Name:
Title:

3.   In all other respects, the Loan Agreement remains unchanged.

4. The laws of the Federal Republic of Germany will govern this amendment agreement.

     If you, Nord and CRL agree, please sign below and return to us by May ___, 1998.

                                             Very truly yours,

                                             DEG - Deutsch Investitions- und
                                             Entwicklungsgesellschaft mbH


                                             By: /s/
                                                 -------------------------
                                             Name:
                                             Title:

AGREED:

THE BORROWER

Sierra Rutile Limited


By:  /s/ M.E. McGarvie
     ------------------------
Name:  M.E. McGarvie
Title: Acting Chief Executive


THE GUARANTORS

Our Guaranty to you dated February 28, 1996, our Share Retention Agreement with you dated
November 17, 1992, as amended, and our Subordination
Agreement with you dated November 17, 1992, as amended, remains in full force and effect.

Nord Resources Corporation


By:  /s/ Ray W. Jenner
     ------------------------
Name:  Ray W. Jenner
Title: Vice President Finance

Our Guaranty to you dated February 28, 1996, our Share Retention Agreement with you dated
November 17, 1992, as amended, and our Subordination
Agreement with you dated November 17, 1992, as amended, remains in full force and effect.

Consolidated Rutile Limited



By:  /s/ James B. Thynne
     ------------------------
Name:  James B. Thynne
Title: Attorney in Fact